UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 16, 2016

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2016, Earthstone Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 4,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $10.50 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 675,000 additional shares of Common Stock (the “Additional Shares”) at the same public offering price.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-205466) (the “Shelf Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 13, 2015. A preliminary prospectus supplement was filed with the SEC on June 15, 2016, and a final prospectus supplement was filed with the SEC on June 17, 2016 (collectively, the “Prospectus”). The sale of the Shares closed on June 21, 2016.

The Company intends to use the net proceeds from this offering of approximately $44.7 million to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes, which may include funding the completion of 12 gross (5.3 net) wells that are awaiting completion, drilling and completion activities associated with operated and non-operated properties, leasehold interest, and property acquisitions.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the Company in the ordinary course of business for which they have received and would receive customary compensation.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure.

On June 21, 2016, the Company issued a press release announcing that it had closed the offering of the Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, and they shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 8.01. Other Events.

In connection with the offering, the Company is filing a legal opinion of Jones & Keller, P.C., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and the Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement dated June 16, 2016, among Earthstone Energy, Inc. and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Jones & Keller, P.C.

23.1	Consent of Jones & Keller, P.C. (included in Exhibit 5.1 hereto).

99.1	Press release dated June 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: June 22, 2016	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 16, 2016, among Earthstone Energy, Inc. and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Jones & Keller, P.C.

23.1	Consent of Jones & Keller, P.C. (included in Exhibit 5.1 hereto).

99.1	Press release dated June 21, 2016.